UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KIRKLAND’S, INC.

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(Name of registrant as specified in its charter)

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(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On November 8, 2024, Kirkland's, Inc. (the “Company”) commenced distributing proxy materials to its shareholders, including a Notice of Special Meeting and the Proxy Statement (“the Notice and Proxy Statement”), for its special meeting of shareholders to be held on December 23, 2024 (the “Special Meeting”). A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission on November 8, 2024.

On December 7, 2024, Broadridge Financial Solutions, Inc. and the Company will begin sending reminder letters and emails to certain of the Company’s shareholders who have not yet voted, reminding them to vote at the Special Meeting (the “Reminder Letter”). A copy of the Reminder Letter is below.

Kirkland’s, Inc.

Proxy Voting Reminder

Special Meeting of Shareholders – December 23, 2024

Dear Shareholder:

Proxy materials were sent in the mail to you in early November concerning the upcoming special meeting of shareholders, which will be held on December 23, 2024.

According to our latest records, we have not received your proxy vote for the annual meeting. For your convenience, we have enclosed another copy of your ballot(s).

Your vote is important, and every share counts.

We are calling this Special Meeting to ask you to approve our issuance of common stock to Beyond, Inc. (“Beyond”), which transaction should enable strong collaboration between our two companies and leverage the strengths of each business. We believe Beyond’s investment in our Company and our exclusive license to operate Bed Bath & Beyond neighborhood stores will allow us to expand our real estate footprint, strategically open both Kirkland’s and Bed Bath & Beyond stores, and introduce Kirkland’s to new customers in a cost-efficient manner. Beyond has digital and technical expertise that should allow us to upgrade our digital experience and ensure our e-Commerce technology meets our customers’ online shopping expectations. We are excited about this new partnership and the opportunities that lie ahead for us, and we ask for your support in approving this transaction.

If the Beyond Proposal is not approved, there may be negative consequences for the Company, affecting not only its financial health but also its long-term strategic positioning and ability to grow and compete effectively in the market. A majority of the shares must be present to vote in person or by proxy in order to approve the proposals at the meeting.

Voting is quick and easy:

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Vote your proxy via the Internet in accordance with the instructions set forth on the voting instruction form.
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Vote via touch-tone phone. Dial the toll-free number printed on the enclosed proxy ballot.
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Vote by mail. Sign, date, and vote the enclosed proxy ballot and return it in the postage-paid envelope provided in this package.
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Vote with a live proxy voting specialist by calling 1-877-629-6355.

Your vote is very important and it’s easy to vote. We hope you will take a few minutes to vote your shares. By voting now, you will help avoid additional expenses associated with soliciting votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF ALL PROPOSALS

Thank you for your vote.